EXHIBIT 99.1
PRESS RELEASE

Cabot Microelectronics Corporation Reports Record Revenue for The Third Quarter of Fiscal 2019

•	Record Revenue of $271.9 Million, $121.4 Million or 80.7% Higher Than Last Year; Essentially Flat Compared with Adjusted Pro Forma Revenue of $272.6 Million Last Year

•	Net Income of $18.9 Million, $16.3 Million or 46.3% Lower Than Last Year; Adjusted Pro Forma Net Income of $46.9 Million, $0.4 Million or 0.9% Higher Than Last Year[1]

•	Diluted Earnings Per Share of $0.64, $0.70 or 52.2% Lower Than Last Year; Adjusted Pro Forma Diluted Earnings Per Share of $1.59, $0.02 or 1.3% Higher Than Last Year[1]

•	Adjusted Pro Forma EBITDA of $85.8 Million, $5.5 Million or 6.9% Higher Than Last Year[1]; Adjusted Pro Forma EBITDA of 31.5% of Revenue, 210 Basis Points Higher Than Last Year

•	Expecting Full Year Fiscal 2019 Adjusted EBITDA Between $325 Million and $335 Million

AURORA, IL, August 7, 2019 - Cabot Microelectronics Corporation (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies, today reported financial results for its third quarter of fiscal 2019, which ended June 30, 2019.

Key Quarter Highlights
During the third fiscal quarter, the company delivered total revenue of $271.9 million, essentially flat compared with the adjusted pro forma revenue of $272.6 million in the same quarter last year. The company’s year-over-year growth in CMP pads, electronic chemicals and pipeline performance products was offset by lower CMP slurries revenue. Adjusted pro forma gross margin was 45.3%, and adjusted pro forma EBITDA was $85.8 million, or 31.5% of revenue, in the quarter. The company generated $63.5 million in cash flow from operations during the quarter, and ended the quarter with $168.7 million of cash on hand and $943.7 million in total debt.

“We are proud of our strong results this quarter, which we believe demonstrate the resiliency of our core CMP business as well as the strength of our acquired businesses. In particular, it is encouraging to see the continued growth in electronic chemicals and pipeline performance in addition to signs of broader semiconductor industry stabilization,” said David Li, President and CEO of Cabot Microelectronics Corporation. “We continue to focus on execution and managing our business within this challenging environment and feel that we are well positioned to continue to profitably grow in the future.”

1 Adjusted pro forma results, including adjusted pro forma gross margin, adjusted pro forma net income, adjusted pro forma EBITDA and adjusted pro forma diluted EPS, are considered as non-GAAP financial measures by the U.S. Securities and Exchange Commission (SEC). These adjusted pro forma results are presented as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”) had been consummated on October 1, 2017, and exclude the impact of non-recurring acquisition and integration related costs, acquisition-related amortization expenses, the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act and certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama. See “Use of Certain GAAP and Non-GAAP Adjusted Pro Forma Financial Information” below for more information about these measures. In addition, reconciliations of these non-GAAP measures to their most comparable GAAP measures and reconciliations of pro forma financial information to adjusted pro forma financial information are included in the financial statements portion of this press release.

Key Financial Information for Third Quarter of Fiscal 2019

•
Revenue was $271.9 million, which is $121.4 million, or 80.7% higher than the revenue reported in the same quarter last year. Adjusted pro forma revenue of $271.9 million was $0.7 million, or 0.3%, lower compared to the same quarter last year. Year-over-year results benefited from revenue growth in CMP pads, electronic chemicals and pipeline performance products, while CMP slurries revenue declined due to soft semiconductor industry demand, primarily from memory and foundry customers, while advanced logic demand remained strong.

•
Net income for the quarter was $18.9 million, which is $16.3 million, or 46.3%, lower than in the same quarter last year. Excluding the impact of acquisition-related expenses, an adjustment related to newly issued final regulations for the tax act and cleanup costs related to a wood treatment business warehouse fire in Tuscaloosa, Alabama, adjusted pro forma net income was $46.9 million, which is $0.4 million, or 0.9%, higher than in the prior year.

•
Diluted EPS was $0.64 this quarter, which is $0.70, or 52.2%, lower than in the third quarter of fiscal 2018. Adjusted pro forma EPS was $1.59, which is $0.02, or 1.3%, higher than in the same quarter last year.

•
Adjusted pro forma EBITDA was $85.8 million, which is $5.5 million, or 6.9%, higher than in the same quarter last year, primarily due to lower selling, general and administrative expenses. Adjusted pro forma EBITDA margin for the quarter was 31.5%, compared to 29.4% in the same quarter last year.

Segment Results for Third Quarter of Fiscal 2019
Electronic Materials - Revenue was $212.1 million, which is $10.0 million, or 4.5%, lower than pro forma revenue in the same quarter last year. CMP pads delivered another quarter of strong revenue, which was 11.9% higher than in the same quarter last year. Electronic chemicals revenue increased 2.3% over the prior year’s quarter, driven by higher demand for products consumed in advanced logic applications. CMP slurries revenue declined 11.6% from last year’s quarter, primarily due to softer industry conditions that resulted in lower demand for the company’s products from memory and foundry customers, which offset strong demand from advanced logic customers. The Electronic Materials segment adjusted EBITDA was $70.9 million, or 33.4% of revenue.

Performance Materials - Revenue was $59.8 million for the quarter, which is $9.3 million, or 18.4%, higher than pro forma revenue in the prior year’s quarter. The increase was driven by higher revenue from the company’s pipeline performance and QED businesses. The Performance Materials segment adjusted EBITDA was $27.4 million, or 45.9% of revenue.

Guidance Update
For the fourth quarter of fiscal 2019, the company currently expects total revenue to be approximately flat compared to the company’s revenue for the third quarter of fiscal 2019. Electronic Materials revenue is expected to be approximately flat sequentially. Performance Materials revenue is expected to be approximately flat sequentially due to the timing impact of QED revenue, with strong demand for the company’s pipeline performance products expected to continue.

The company now expects full fiscal year 2019 adjusted EBITDA to be between $325 million and $335 million. Additional current expectations are provided on slide 9 in the related slide presentation.

RELATED SLIDE PRESENTATION
A slide presentation related to this press release will be available at ir.cabotcmp.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL
Cabot Microelectronics Corporation’s quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, August 8. The conference call will be available via live webcast and replay from the company’s website, www.cabotcmp.com, or by phone at (844) 825-4410. Callers outside the U.S. may dial (973) 638-3236. The conference code for the call is 4888912. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 1,900 employees globally. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Director of Investor Relations, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED PRO FORMA FINANCIAL INFORMATION The company presented the following measures considered as non-GAAP by the SEC: adjusted pro forma EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted pro forma EBITDA margin, adjusted pro forma net income and adjusted pro forma diluted earnings per share. These adjusted pro forma results are presented as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”), had been consummated on October 1, 2017 and exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, the adjustments related to the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act and certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama. The non-GAAP adjusted pro forma financial information provided in this press release is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP adjusted pro forma financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act, KMG acquisition and integration-related expenses, certain costs related to a warehouse fire at KMG-Bernuth in n Tuscaloosa, Alabama, and acquisition related amortization expenses are not indicative of its core operating results, and thus presents these certain metrics excluding these effects. The presentation of non-GAAP adjusted pro forma financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures and reconciliations of pro forma financial information to adjusted pro forma financial information are included in the financial statements portion of this press release.
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact this measure have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.
Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industry and markets in which the Company participates; the acquisition of, investment in, or collaboration with other entities, including the Company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the Company's customers; competitive landscape; the Company's supply chain; natural disasters; various economic or political factors and international or national events, including related to the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by Cabot Microelectronics; the Company's management; foreign exchange fluctuation; the Company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“tax act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the Company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the Company, based on a variety of factors. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which is expected to be filed by August 9, 2019. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Corporate Relations Director
Cabot Microelectronics Corporation
(630) 499-2600

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue	$271,882	$265,391	$150,437	$759,051	$433,394

Cost of sales	156,492	150,571	69,737	429,508	203,635

Gross profit	115,390	114,820	80,700	329,543	229,759

Operating expenses:

Research, development & technical	12,191	12,778	13,059	39,009	38,578

Selling, general & administrative	50,959	50,328	25,711	162,415	75,051

Total operating expenses	63,150	63,106	38,770	201,424	113,629

Operating income	52,240	51,714	41,930	128,119	116,130

Interest expense	12,757	13,331	513	32,978	2,803

Interest income	417	568	1,141	2,004	3,248

Other income (expense), net	(472)	(1,014)	486	(2,897)	113

Income before income taxes	39,428	37,937	43,044	94,248	116,688

Provision for income taxes	20,550	10,800	7,873	34,790	54,863

Net income	$18,878	$27,137	$35,171	$59,458	$61,825

Basic earnings per share	$0.65	$0.94	$1.37	$2.09	$2.42

Weighted average basic shares outstanding	29,064	28,998	25,612	28,399	25,479

Diluted earnings per share	$0.64	$0.92	$1.34	$2.06	$2.35

Weighted average diluted shares outstanding	29,568	29,479	26,319	28,924	26,222

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	June 30, 2019	September 30, 2018
ASSETS:

Current assets:
Cash and cash equivalents	$168,678	$352,921
Accounts receivable, net	135,235	75,886
Inventories, net	145,783	71,926
Other current assets	25,296	22,048
Total current assets	474,992	522,781

Property, plant and equipment, net	266,391	111,403
Other long-term assets	1,557,694	146,789
Total assets	$2,299,077	$780,973

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$46,758	$18,171
Current portion of long-term debt	13,313	—
Accrued expenses, income taxes payable and other current liabilities	95,261	82,983
Total current liabilities	155,332	101,154

Long-term debt, net of current portion	930,370	—
Other long-term liabilities	188,042	13,127
Total liabilities	1,273,744	114,281

Stockholders' equity	1,025,333	666,692
Total liabilities and stockholders' equity	$2,299,077	$780,973

CABOT MICROELECTRONICS CORPORATION
Reconciliation of GAAP Net income to Non-GAAP Adjusted EBITDA
(Unaudited and amounts in thousands, except per share and percentage amounts)

	Quarter Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income	$18,878	$35,171	$59,458	$61,825
Interest expense	12,757	513	32,978	2,803
Interest income	(417)	(1,141)	(2,004)	(3,248)
Income taxes	20,550	7,873	34,790	54,863
Depreciation & amortization	26,587	6,410	70,476	19,548
EBITDA*	$78,355	$48,826	$195,698	$135,791
Acquisition and integration-related expenses	2,910	—	33,108	—
Charge for fair value write-up of acquired inventory sold	42	—	14,869	—
Cost related to KMG-Bernuth warehouse fire	$4,450	$—	$4,450	$—
Adjusted EBITDA**	$85,757	$48,826	$248,125	$135,791
Adjusted EBITDA margin	31.5%	32.5%	32.7%	31.3%
*  EBITDA represents earnings before interest, taxes, depreciation and amortization.
** Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance.

SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following Unaudited Pro Forma Condensed Combined Financial Information is presented to illustrate the estimated effects of the company’s acquisition of KMG (the “Acquisition”), which was consummated on November 15, 2018 (the “Acquisition Date”), based on the historical results of operations of Cabot Microelectronics and KMG. See Note 1, Background and Basis of Presentation, and Note 4, Business Combination, to the consolidated financial statements for additional information on the Acquisition. The following Unaudited Pro Forma Condensed Combined Statements of Income for the three and nine months ended June 30, 2019 and 2018 are based on the historical financial statements of Cabot Microelectronics and KMG after giving effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Statements of Income.
The historical Cabot Microelectronics Consolidated Statements of Income for the three and nine months ended June 30, 2019 and 2018 were derived from the consolidated financial statements included elsewhere in this Form 10-Q. The historical KMG Consolidated Statements of Income for the nine months ended June 30, 2019, as well as the historical KMG Consolidated Statements of Income for the three and nine months ended June 30, 2018 includes information derived from KMG’s books and records. Prior to the Acquisition, KMG was on a July 31st fiscal year end reporting cycle. These pro forma financials include actual KMG’s pre-acquisition results with the months aligned to Cabot Microelectronics’ fiscal periods, and therefore, they do not align with consolidated financial statements included in KMG’s Quarterly Reports on Form 10-Q.
The Unaudited Pro Forma Condensed Combined Statements of Income are presented as if the Acquisition had been consummated on October 1, 2017, the first business day of our 2018 fiscal year, and combine the historical results of Cabot Microelectronics and KMG, which is consistent with internal management reporting, after primarily giving effect to the following assumptions and adjustments:
• Application of the acquisition method of accounting;
• Elimination of transaction costs incurred in connection with the Acquisition;
• Adjustments to reflect the new financing arrangements entered into and legacy financing arrangements retired in connection with the Acquisition;
• The exchange of 0.2000 share(s) of Cabot Microelectronics common stock for each share of KMG common stock; and
• Conformance of accounting policies.
The Unaudited Pro Forma Condensed Combined Financial Information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized estimated fair values at the Acquisition Date to allocate the total consideration exchanged to the net tangible and intangible assets acquired and liabilities assumed. This allocation was initially completed as of November 15, 2018.  The allocation may be adjusted for up to one-year post closing.
The Unaudited Pro Forma Condensed Combined financial information has been prepared on the basis of SEC Regulation S-X Article 11 and is not necessarily indicative of the results of operations that would have been realized had the transactions been completed as of the dates indicated, nor are they meant to be indicative of our anticipated combined future results. In addition, the accompanying Unaudited Pro Forma Condensed Combined Statements of Income do not reflect any additional anticipated synergies, operating efficiencies, cost savings, or any integration costs that may result from the Acquisition.
The historical consolidated financial information has been adjusted in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable and (3) are expected to have a continuing impact on the results of operations of the combined company. As a result, under SEC Regulation S-X Article 11, certain non-recurring expenses such as deal costs and compensation expenses related to severance or accelerated stock compensation and certain non-cash costs related to the fair value step-up of inventory are eliminated from pro forma results in the periods presented. Certain recurring historical KMG expenses related to depreciation, amortization, financing costs and costs of sales have been adjusted as if the Acquisition had occurred on October 1, 2017.
In contrast, under the ASC 805 presentation in Note 4, Business Combination, to the consolidated financial statements, these expenses are required to be included in prior year pro forma results.
The Unaudited Pro Forma Condensed Combined Financial Information, including the related notes included herein, should be read in conjunction with Cabot Microelectronics’ Current Report on Form 8-K/A filed on January 30, 2019, as well as our consolidated financial statements included in this Form 10-Q and the historical consolidated financial statements and related notes of Cabot Microelectronics and KMG, which are available to the public at the SEC’s website at www.sec.gov.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three and Nine Months Ended June 30, 2019 and June 30, 2018
(in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

Revenue	$271,882	$272,589	$821,029	$784,694
Cost of sales	156,450	152,414	457,372	443,059
Gross profit	115,432	120,175	363,657	341,635
Operating expenses:
Research, development and technical	12,191	13,059	39,009	38,578
Selling, general and administrative expenses	54,655	53,024	166,189	155,695
Total operating expenses	66,846	66,083	205,198	194,273
Operating income	48,586	54,092	158,459	147,362
Interest expense	12,759	13,350	38,372	41,391
Interest income	417	1,150	2,055	3,260
Other income (expense), net	(472)	396	(3,155)	(890)
Income before income taxes	35,772	42,288	118,987	108,341
Provision for income taxes	19,695	7,585	30,049	37,462
Net income	$16,077	34,703	88,938	70,879

Basic earnings per share	$0.55	1.20	3.07	2.47

Weighted average basic shares outstanding	29,064	28,849	28,944	28,716

Diluted earnings per share	$0.54	1.17	3.02	2.41

Weighted average diluted shares outstanding	29,568	29,556	29,469	29,459

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended June 30, 2019
(in thousands, except per share data)

	Cabot Microelectronics
	Three Months Ended June 30, 2019	Pro Forma Adjustments (1)	Pro Forma Combined

Revenue	$271,882	$—	$271,882
Cost of sales	156,492	(42)	156,450
Gross profit	115,390	42	115,432
Operating expenses:
Research, development and technical	12,191	—	12,191
Selling, general and administrative expenses	50,959	3,696	54,655
Total operating expenses	63,150	3,696	66,846
Operating income	52,240	(3,654)	48,586
Interest expense	12,757	2	12,759
Interest income	417	—	417
Other income (expense), net	(472)	—	(472)
Income before income taxes	39,428	(3,656)	35,772
Provision for income taxes	20,550	(855)	19,695
Net income	$18,878	$(2,801)	$16,077

Basic earnings per share	$0.65		$0.55

Weighted average basic shares outstanding	29,064		29,064

Diluted earnings per share	$0.64		$0.54

Weighted average diluted shares outstanding	29,568		29,568
1 Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to amortization or financing costs that were included as if the companies were combined as of October 1, 2017.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended June 30, 2019
(in thousands, except per share data)

	Cabot Microelectronics (1)	KMG Chemicals (2)
	Nine Months Ended June 30, 2019	October 1, 2018 to November 14, 2018	Presentation Reclassification (3)	Pro Forma Adjustments (4)	Pro Forma Combined

Revenue	$759,051	$61,978	$—	$—	$821,029
Cost of sales	429,508	36,534	4,741	(13,411)	457,372
Gross profit	329,543	25,444	(4,741)	13,411	363,657
Operating expenses:
Distribution expenses	—	4,741	(4,741)	—	—
Research, development and technical	39,009	—	—	—	39,009
Selling, general and administrative expenses	162,415	40,504	—	(36,730)	166,189
Amortization of intangibles	—	1,943	—	(1,943)	—
Total operating expenses	201,424	47,188	(4,741)	(38,673)	205,198
Operating income	128,119	(21,744)	—	52,084	158,459
Interest expense	32,978	8,537	—	(3,143)	38,372
Interest income	2,004	51	—	—	2,055
Derivative fair value gain	—	567	—	(567)	—
Other income (expense), net	(2,897)	(258)	—	—	(3,155)
Income before income taxes	94,248	(29,921)	—	54,660	118,987
Provision for income taxes (benefit)	34,790	(6,847)	—	2,106	30,049
Net income	$59,458	$(23,074)	$—	$52,554	$88,938

Basic earnings per share	$2.09				$3.07

Weighted average basic shares outstanding	28,399				28,944

Diluted earnings per share	$2.06				$3.02

Weighted average diluted shares outstanding	28,924				29,469
1 Includes heritage Cabot Microelectronics from October 1, 2018 to June 30, 2019 and heritage KMG from November 15, 2018 to June 30, 2019. On November 15, 2018, the Acquisition was completed and actual combined company results are included.
2 Heritage KMG results that occurred prior to the Acquisition on November 15, 2018.
3 Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics’ accounting policies.
4 Certain pro forma adjustments related to depreciation, amortization, financing costs and costs of sales have been made for the October 1, 2018 to June 30, 2019 period assuming that the Acquisition occurred on October 1, 2017. Additionally, nonrecurring pro forma adjustments have been made for deal costs, compensation expenses related to severance or accelerated stock compensation, and the fair value step-up of inventory directly attributable throughout the nine-month period.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended June 30, 2018
(in thousands, except per share data)

	Cabot Microelectronics	KMG Chemicals (1)
	Three Months Ended June 30, 2018	Three Months Ended June 30, 2018	Presentation Reclassification (2)	Pro Forma Adjustments (3)	Pro Forma Combined

Revenue	$150,437	$122,152	$—	$—	$272,589
Cost of sales	69,737	69,964	9,308	3,405	152,414
Gross profit	80,700	52,188	(9,308)	(3,405)	120,175
Operating expenses:
Distribution expenses	—	9,308	(9,308)	—	—
Research, development and technical	13,059	—	—	—	13,059
Selling, general and administrative expenses	25,711	15,043	—	12,270	53,024
Amortization of intangibles	—	3,863	—	(3,863)	—
Total operating expenses	38,770	28,214	(9,308)	8,407	66,083
Operating income	41,930	23,974	—	(11,812)	54,092
Interest expense	513	4,196	—	8,641	13,350
Interest income	1,141	9	—	—	1,150
Loss on the extinguishment of debt	—	194	—	(194)	—
Derivative fair value gain	—	1,450	—	(1,450)	—
Other income (expense), net	486	(90)	—	—	396
Income before income taxes	43,044	20,953	—	(21,709)	42,288
Provision for income taxes (benefit)	7,873	4,795	—	(5,083)	7,585
Net income	$35,171	$16,158	$—	$(16,626)	$34,703

Basic earnings per share	$1.37	$1.04			$1.20

Weighted average basic shares outstanding	25,612	15,505			28,849

Diluted earnings per share	$1.34	$1.02			$1.17

Weighted average diluted shares outstanding	26,319	15,905			29,556
1 Shares outstanding for KMG are from KMG's filed 10-Q for the three months ended April 30, 2018. They are intended for illustrative purposes only and do not impact pro forma EPS calculations at right. Three months ended June 30, 2018 KMG share calculations were not available.
2 Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics’ accounting policies.
3 Pro forma adjustments are related to items directly attributable to the transaction, such as recurring differences related to depreciation, amortization or financing costs that were included as if the companies were combined as of October 1, 2017.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended June 30, 2018
(in thousands, except per share data)

	Cabot Microelectronics	KMG Chemicals (1)
	Nine Months Ended June 30, 2018	Nine Months Ended June 30, 2018	Presentation Reclassification (2)	Pro Forma Adjustments (3)	Pro Forma Combined

Revenue	$433,394	$351,300	$—	$—	$784,694
Cost of sales	203,635	202,182	26,983	10,259	443,059
Gross profit	229,759	149,118	(26,983)	(10,259)	341,635
Operating expenses:
Distribution expenses	—	26,983	(26,983)	—	—
Research, development and technical	38,578	—	—	—	38,578
Selling, general and administrative expenses	75,051	43,823	—	36,821	155,695
Amortization of intangibles	—	10,835	—	(10,835)	—
Total operating expenses	113,629	81,641	(26,983)	25,986	194,273
Operating income	116,130	67,477	—	(36,245)	147,362
Interest expense	2,803	14,733	—	23,855	41,391
Interest income	3,248	12	—	—	3,260
Loss on the extinguishment of debt	—	6,503	—	(6,503)	—
Derivative fair value gain	—	5,332	—	(5,332)	—
Other income (expense), net	113	(1,003)	—	—	(890)
Income before income taxes	116,688	50,582	—	(58,929)	108,341
Provision for income taxes (benefit)	54,863	(3,604)	—	(13,797)	37,462
Net income	$61,825	$54,186	$—	$(45,132)	$70,879

Basic earnings per share	$2.42	$3.75			$2.47

Weighted average basic shares outstanding	25,479	14,439			28,716

Diluted earnings per share	$2.35	$3.66			$2.41

Weighted average diluted shares outstanding	26,222	14,814			29,459
1 Shares outstanding for KMG are from KMG's filed 10-Q for the nine months ended April 30, 2018. They are intended for illustrative purposes only and do not impact pro forma EPS calculations at right. Nine months ended June 30, 2018 KMG share calculations were not available.
2 Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics’ accounting policies.

3 Pro forma adjustments are related to items directly attributable to the transaction, such as recurring differences related to depreciation, amortization, compensation or financing costs that were included as if the companies were combined as of October 1, 2017.

CABOT MICROELECTRONICS CORPORATION
Summary of Pro Forma Adjustments
(in thousands, except per share data)

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Nine Months Ended June 30, 2019	Nine Months Ended June 30, 2018
Impact to cost of sales:
Depreciation and amortization, net(a)	$—	$3,405	$1,459	$10,259
Inventory step-up(b)	(42)	—	(14,870)	—
Impact to cost of sales	$(42)	$3,405	$(13,411)	$10,259

Impact to operating expense:
Depreciation and amortization step up(a)	6,488	12,204	24,416	36,624
Compensation expense(c)	—	66	33	197
Deal costs(d)	(2,792)	—	(61,179)	—
Historical KMG amortization in other operating expenses removal(a)	—	(3,863)	(1,943)	(10,835)
Impact to operating expense	$3,696	$8,407	$(38,673)	$25,986

Impact to other expense:
Loss on the extinguishment of debt(e)	—	(194)	—	(6,503)
Derivative fair value gain(e)	—	1,450	567	5,332
Impact to other expense	$—	$1,256	$567	$(1,171)

Impact to interest, net:
Interest expense(f)	2	8,641	(3,143)	23,855
Impact to interest	$2	$8,641	$(3,143)	$23,855
Adjustments included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are as follows:

(a)
Depreciation and amortization expense are adjusted by removing depreciation and amortization associated with legacy KMG assets and assigning a pro forma expense based on the fair value of the assets on the date of the Acquisition. For periods after the date of the Acquisition, there is no pro forma adjustment for Depreciation and actual booked depreciation is reflected on a straight line basis. Depreciation costs are allocated to costs of sales and selling, general and administrative expenses based on historical KMG allocations. Amortization costs are allocated to costs of sales or selling, general and administrative expense based on the use of the asset, where applicable.

(b)
Cost of sales is impacted by increased inventory balance caused by the non-cash impact of the step up to fair value of the inventory. The incremental costs of sales driven by the inventory step-up during the period have been removed.

(c)
Directly attributable and non-recurring compensation expense related to non-recurring retention expenses and stock award vesting directly attributable to the Acquisition are removed for pro forma purposes. For KMG stock awards that were replaced by Cabot stock awards in connection with the Acquisition, the vesting for on-going service expenses are added as a pro forma adjustment.

(d)	The elimination of non-recurring deal costs incurred in connection with the Acquisition.

(e)
As a result of the Acquisition, there were non-recurring costs incurred by KMG as a result of retiring old debt. The costs associated with retiring the old debt facility and other financial instruments are removed for pro forma purposes. These instruments were retired as a result of the Acquisition and are not included in the pro forma results, which are presented as if the Acquisition had occurred on October 1, 2017.

(f)
Changes in interest expense as a result of financing associated with the Acquisition. The adjustments remove legacy KMG interest costs, including unused revolver fees and adds the costs associated with the new financing facilities as if the Acquisition occurred on October 1, 2017.

We calculated the income tax effect of the pro forma adjustments using a 22.1% and 23.4% tax rate, which represent the weighted average statutory tax rate for nine-month period ended June 30, 2019 and year-ended September 30, 2018, respectively.
Additionally, for the 2018 periods presented, we calculated the unaudited pro forma weighted average number of basic shares outstanding by adding the Cabot Microelectronics weighted average number of basic shares outstanding from the share amounts disclosed in the historical Quarterly Report on Form 10-Q to the amount of shares issued in connection with the Acquisition, as if the shares were held for the entire period.

We calculated the unaudited pro forma weighted average number of diluted shares outstanding by adding the number of shares issued in the Acquisition to the amount disclosed in the historical Cabot Microelectronics Quarterly Report on Form 10-Q.

The basic and diluted EPS calculation takes pro forma net income divided by the applicable number of shares outstanding.

Cabot Microelectronics Corporation
Reconciliation of Pro Forma and Non-GAAP Adjusted Pro Forma Information
The company reports its financial results in accordance with U.S. GAAP.  However, management believes that certain non-GAAP financial measures that reflect the way that management evaluates the business may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis.  We refer to these measures “Adjusted Pro Forma”, which begin with Pro Forma results that are prepared in accordance with SEC Regulation S-X Article 11 and are included above.  These results are then adjusted for the following additional items:

•	Removal of amortization of acquisition related intangibles, since management believes that these costs are not indicative of the company’s core operating performance.

•	Removal of integration expenses, as they are non-recurring in nature.

•	Adjustment for U.S. Tax Reform, which represents a significant non-recurring item affecting comparability among periods.

•	Removal of certain costs related to a warehouse fire at KMG-Bernuth.
Reconciliations for these items are provided in the tables below.

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Pro Forma Condensed Combined
Statement of Income to Non-GAAP Adjusted Pro Forma Condensed
Combined Statement of Income
For the Three Months Ended June 30, 2019
(in thousands, except per share data)

		Non-GAAP Adjustments
	Pro Forma	Amortization of Acquisition Related Intangibles	Integration Expenses	U.S Tax Reform	Costs Related to KMG-Bernuth Warehouse Fire	Adjusted Pro forma

Revenue	$271,882	$—	$—	$—	$—	$271,882
Cost of Sales	156,450	(3,470)	—	—	(4,200)	148,780
Gross Profit	115,432	3,470	—		4,200	123,102
Gross Profit, % of Revenue	42.5%	1.3%	—	—%	1.5%	45.3%

Operating Expenses
Research, development and technical	12,191	—	—		—	12,191
Selling, general and administrative	54,655	(19,942)	(117)		(250)	34,346
Total Operating Expenses	66,846	(19,942)	(117)		(250)	46,537

Operating Income	48,586	23,412	117		4,450	76,565

Interest Expense	12,759	—	—		—	12,759
Interest Income	417	—	—		—	417
Other Income (Expense), net	(472)	—	—		—	(472)
Income before income taxes	35,772	23,412	117		4,450	63,751

Provision for income taxes	19,695	5,273	26	(9,128)	1,002	16,868
Net Income	$16,077	$18,139	$91	$9,128	$3,448	$46,883

Diluted Earnings per share	$0.54	$0.62	$—	$0.31	$0.12	$1.59
Weighted Average Diluted Shares Outstanding	29,568	29,568	29,568	29,568	29,568	29,568

Depreciation & amortization	$33,076	$(23,412)	$—	$—	$—	$9,664
EBITDA	$81,190	$—	$117		$4,450	$85,757
EBITDA Margin	29.9%		—%		1.6%	31.5%

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Pro Forma Condensed Combined
Statement of Income to Non-GAAP Adjusted Pro Forma Condensed
Combined Statement of Income
For the Nine Months Ended June 30, 2019
(in thousands, except per share data)

		Non-GAAP Adjustments
	Pro Forma	Amortization of Acquisition Related Intangibles	Integration Expenses	U.S. Tax Reform	Costs Related to KMG-Bernuth Warehouse Fire	Adjusted Pro forma

Revenue	$821,029	$—	$—		$—	$821,029
Cost of Sales	457,372	(10,410)	—		(4,200)	442,762
Gross Profit	363,657	10,410	—	—	4,200	378,267
Gross Profit, % of Revenue	44.3%	1.3%	—	—	0.5%	46.1%

Operating Expenses
Research, development and technical	39,009	—	—		—	39,009
Selling, general and administrative	166,189	(59,826)	(2,208)		(250)	103,905
Total Operating Expenses	205,198	(59,826)	(2,208)	—	(250)	142,914

Operating Income	158,459	70,236	2,208	—	4,450	235,353

Interest Expense	38,372	—	—		—	38,372
Interest Income	2,055	—	—		—	2,055
Other Income (Expense), net	(3,155)	—	—		—	(3,155)
Income before income taxes	118,987	70,236	2,208	—	4,450	195,881

Provision for income taxes	30,049	15,818	497	(8,869)	1,002	38,497
Net Income	$88,938	$54,418	$1,711	$8,869	$3,448	$157,384

Diluted Earnings per share	$3.02	$1.84	$0.06	$0.30	$0.12	$5.34
Weighted Average Diluted Shares Outstanding	29,469	29,469	29,469	29,469	29,469	29,469

Depreciation & amortization	$100,100	$(70,236)	$—		$—	$29,864
EBITDA	$255,404	$—	$2,208	$—	$4,450	$262,062
EBITDA Margin	31.1%	—	0.3%		0.5%	31.9%

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Pro Forma Condensed Combined
Statement of Income to Non-GAAP Adjusted Pro Forma Condensed
Combined Statement of Income
For the Three Months Ended June 30, 2018
(in thousands, except per share data)

		Non-GAAP Adjustments
	Pro Forma	Amortization of Acquisition Related Intangibles	U.S. Tax Reform	Adjusted Pro forma

Revenue	$272,589	$—	$—	$272,589
Cost of Sales	152,414	(3,470)	—	148,944
Gross Profit	120,175	3,470		123,645
Gross Profit, % of Revenue	44.1%	1.3%	—%	45.4%

Operating Expenses
Research, development and technical	13,059	—	—	13,059
Selling, general and administrative	53,024	(12,380)	—	40,644
Total Operating Expenses	66,083	(12,380)	—	53,703

Operating Income	54,092	15,850	—	69,942

Interest Expense	13,350	—	—	13,350
Interest Income	1,150	—	—	1,150
Other Income (Expense), net	396	—	—	396
Income before income taxes	42,288	15,850	—	58,138

Provision for income taxes	7,585	3,569	511	11,665
Net Income	$34,703	$12,281	$(511)	$46,473

Diluted Earnings per share	$1.17	$0.42	$(0.02)	$1.57
Weighted Average Diluted Shares Outstanding	29,556	29,556	29,556	29,556

Depreciation & amortization	$25,732	$(15,850)	$—	$9,882
EBITDA	$80,220	$—	$—	$80,220
EBITDA Margin	29.4%	—	—	29.4%

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Pro Forma Condensed Combined
Statement of Income to Non-GAAP Adjusted Pro Forma Condensed
Combined Statement of Income
For the Nine Months Ended June 30, 2018
(in thousands, except per share data)

		Non-GAAP Adjustments
	Pro Forma	Amortization of Acquisition Related Intangibles	U.S. Tax Reform	Adjusted Pro forma

Revenue	$784,694	$—	$—	$784,694
Cost of Sales	443,059	(10,335)	—	432,724
Gross Profit	341,635	10,335	—	351,970
Gross Profit, % of Revenue	43.5%	1.3%	—%	44.9%

Operating Expenses
Research, development and technical	38,578	—	—	38,578
Selling, general and administrative	155,695	(37,140)	—	118,555
Total Operating Expenses	194,273	(37,140)	—	157,133

Operating Income	147,362	47,475	—	194,837

Interest Expense	41,391	—	—	41,391
Interest Income	3,260	—	—	3,260
Other Income (Expense), net	(890)	—	—	(890)
Income before income taxes	108,341	47,475	—	155,816

Provision for income taxes	37,462	10,692	(20,255)	27,899
Net Income	$70,879	$36,783	$20,255	$127,917

Diluted Earnings per share	$2.41	$1.24	$0.69	$4.34
Weighted Average Diluted Shares Outstanding	29,459	29,459	29,459	29,459

Depreciation & amortization	$77,511	$(47,475)	$—	$30,036
EBITDA	$223,983	$—	$—	$223,983
EBITDA Margin	28.5%	—	—	28.5%